LICENSE AGREEMENT

This LICENSE AGREEMENT (the “Agreement”) is made at Mumbai on this27th day of March 2012,

BY AND BETWEEN

INDIA INDEX SERVICES & PRODUCTS LIMITED, a Company incorporated under the Companies Act, 1956, having its Registered Office at Exchange Plaza,  C-1, Block G, Bandra Kurla Complex, Bandra (East), Mumbai 400 051, India  (hereinafter referred to as   “IISL” or “Licensor”) which expression shall unless it be repugnant to the context or meaning thereof, be deemed to include its successors, legal representatives and permitted assigns) of the FIRST PART

AND

 DMS Advisors, Inc. having its registered office at2619 Leiscz’s Bridge Road, Leesport, PA, 19533, USA (hereinafter referred to as  “Licensee” which expression shall unless it be repugnant to the context or meaning hereof, be deemed to include its successors, legal representatives and permitted assigns) of the OTHER PART.

 Each of IISL and Licensee is referred to herein as a “Party” and collectively as the “Parties”, as the context may require.

WHEREAS IISL compiles, calculates, maintains and owns rights inter alia in the indices mentioned in Schedule I, (including any amendments, modification or updates to or replacements of such indices from time to time, hereinafter individually, referred to as “Index” and collectively referred to as the “Indices” and such rights in the Indices (including any amendments, modifications or updates to or replacements of such rights from time to time) being individually and collectively referred to as “IISL Marks”).

WHEREAS IISL uses in commerce and has the full legal ownership and all other rights and a clear, marketable and unencumbered title to the Indices and the IISL Marks.

WHEREAS the Licensee wishes to use, describe and refer to the Indices mentioned in Schedule I as a component of the product(s) described in Schedule II attached hereto and made a part hereof, as may be amended by the Licensee from time to time subject to prior written approval from IISL and other terms of this Agreement, (such product(s) hereinafter individually and collectively referred to as the “Product(s)”) for the purpose of its business and wishes to obtain IISL’s authorisation for this purpose.

AND WHEREAS IISL has at the request of the Licensee agreed to grant to the Licensee a license of the Indices on the terms and conditions hereunder mentioned.

NOW, THEREFORE, the Parties hereto agree as follows:

1.

Grant of License

(a)

Subject to the terms and conditions of this Agreement, IISL hereby grants to the Licensee a non-transferable, non-exclusive license (i) to use the Indices and IISL Marks as a component of the Product(s) described in Schedule II to be issued, entered into, written, sold and/or purchased by the Licensee  under this Agreement or such other supplemental agreements as may be entered between the Parties from time to time and (ii) to use and refer to the Indices and IISL Marks in connection with the marketing, placement, distribution and promotion of the Product(s) in any physical, electronic or other medium or form (including the name of the Product(s)) and in connection with making such disclosures about the Product(s) as Licensee deems necessary or desirable under any applicable law, rules, regulations or provisions of this Agreement, but, in each case, only to the extent necessary to indicate the source of the Indices. It is expressly agreed and understood by Licensee that no rights to use the Indices or the IISL Marks are granted hereunder other than those specifically described and expressly granted herein IISL allows distributors and placement agent of the Licensee to use and refer to the Indices and IISL Marks in connection with the marketing, placement, distribution and promotion of the Product(s) subject to terms and conditions of this Agreement. Notwithstanding anything contained herein, Licensee shall be responsible for the acts and omission of such distributors and placement agents.

(b)

IISL is entitled in its absolute discretion to make any changes and / or modifications with respect to the Indices, including but not limited to the criteria for calculation of the Indices, inclusion and exclusion of the constituent of the Indices, giving effect to the corporate actions relevant to the constituents, of the Indices. The Licensee shall have and be deemed to have a non-transferable and non-exclusive License to use such changed or modified Indices for the purposes set out in Clause 1.(a) above.

(c)

Nothing contained in this Agreement shall allow or be construed to allow the Licensee to issue any Product(s) to any entity which contravenes or is inconsistent with any legal or regulatory requirement (including the spirit of such requirement).

(d)

Each Product to be issued by the Licensee shall be only of a type and nature stipulated in Schedule II. The Parties agree that the Licensee shall have the right to amend or supplement the Product(s) listed in Schedule II from time to time, subject to prior written approval of IISL and the other terms of this Agreement, and the license and rights granted under this Agreement shall apply to such Products. The use, description and reference to any Index and the IISL Marks, in relation to each Product(s) shall be subject to this Agreement.

(e)

The Licensee shall, prior to launching each tranche/series of a Product, notify IISL of the timing of the launch and provide IISL with a copy of the Finalized Term Sheet of such Product for IISL’s approval at least four (4) working days prior to the launch date. IISL shall within no later than four (4) working days from the receipt of such Finalized Term Sheet approve such Product. In the event IISL fails to approve such Product within four (4) working days as mentioned above, it shall be deemed that IISL has approved such Product. It is hereby clarified that IISL's approval shall be restricted to the manner in which the Indices and the IISL Marks are used in the description of the Product.

(f)

The Licensee agrees to use the full name of the relevant Indices as mentioned in Schedule I, in all references made with respect to such Indices.

(g)

The Licensee also agrees to use the Disclaimer languages specified in Clause 8 (c) (i) & (ii) of this Agreement in their Informational Materials pertaining to and to be used in connection with the Indices mentioned in Schedule I with reference to their Product(s) specified in Schedule II of this Agreement.

(h)

The Licensee agrees not to use the name of any of the Indices or any part thereof as part of its corporate, business or trading name or style.

(i)

The Licensee shall not use, during or after termination of this Agreement, any mark or name identical or confusingly similar to any of the Indices in respect of any financial or other services or related Product(s) whatsoever.

(j)

The Product(s) to be offered under this Agreement will be offered only in one or more of the countries mentioned in Schedule III.

(k)

The Licensee agrees to ensure that no Product(s) that is based on the Indices licensed by IISL to the Licensee hereunder shall violate any legal or regulatory requirements as may be applicable from time to time.

(l)

The Product shall not be directly or indirectly offered,sold or delivered within India or to, or for the benefit of, (i) any resident in India, including any corporation or other entity incorporated or registered under the Indian laws, or (ii) others for re-offering or re-sale, directly or indirectly, in India or to a resident of India or any entity incorporated or registered in India, or (iii) any non resident Indian (NRI), Indian Overseas Corporate Body (OCB) or person of Indian Origin (PIO).

(m)

Notwithstanding anything contained in the aforesaid sub-clause (e), the Licensee hereby acknowledges and submits that the Licensee shall expressly inform IISL, inter-alia, about the actual date of the issue, the issue size & the issue price of its Product(s) specified in Schedule II of this Agreement, within 7 days of the initial issue of the Product(s).

2.

Term

The term of this Agreement shall commence on the date herein and shall be valid for till March 31, 2013 (hereinafter referred to as the ‘Term’). Upon the expiration of the Term, it may be renewed by the Parties for a further period on mutually agreeable terms.

3.

License Fees

(a)

Licensee shall pay IISL, license fees ("License Fees") as mentioned in Schedule IV, with respect to the Product(s) or tranches of the Product(s) issued by the Licensee pursuant to this Agreement.

(b)

Indirect taxes and or any statutory levies which may be imposed in relation to the License Fees shall be paid by the Licensee and are not covered in the License Fees. However, the IISL shall bear all income tax on the License Fees.

(c)

If the License Fees paid to IISL hereunder are subjected to withholding taxes by another country other than India, the Licensee shall provide IISL an original receipt from the tax authorities of such foreign country evidencing the amount of tax withheld. Such receipt shall be furnished at the time such Licensee Fees is paid to IISL or as soon thereafter as is practicable. In the event that IISL is denied a foreign tax credit due to the failure of the Licensee to provide satisfactory evidence of the amount withheld, Licensee shall pay IISL an amount sufficient to compensate, on an after tax basis, for the credit denied. The foregoing obligation of the Licensee shall survive the termination of this Agreement.

(d)

During the term of this Agreement, and for a period of one (1) year after its termination, IISL shall have the right, to ask for independent auditors’ certificate to ascertain that License Fees have been accurately determined and paid. The costs of procuring such certificate shall be borne by IISL.

(e)

Without prejudice to any other remedy IISL may have, including the termination

of the license for non - payment of license fees or for breach of this Agreement, in   case of default of the Licensee in payment of the License Fees within the period   specified in the Schedule IV of this Agreement, the Licensee agrees to pay to IISL,   interest on the overdue sum at the rate of [2 % per month], calculated on a daily   basis from the date of default to the date of actual payment, without prejudice to   the right of IISL to treat this default as a breach of this Agreement.

(f)

IISL acknowledges that the Annual License Fee payable by the Licensee shall not be subject to review until March 31, 2013. Subsequently, the Annual License Fee payable by the Licensee shall   be subject to review at the end of each financial year. However, IISL acknowledges that the revised Annual License Fee shall not be increased to more than ten (10) basis point until March 31, 2015.The Licensee also acknowledges that the revised Annual License fee shall become payable by the Licensee in accordance with Schedule IV of this Agreement.

4.

Termination

(a)

At any time during the term of this Agreement, either Party may give the other Party a minimum of sixty (60) days prior written notice of termination, if the terminating Party believes in good faith that material damage or harm is occurring to the reputation or goodwill of that Party by reason of its continued performance hereunder and such notice shall be effective on the date specified therein of such termination, unless the other Party shall correct the conditions causing such damage or harm within the aforementioned notice period.

(b)

In the case of breach of any of the material terms or conditions of this Agreement by either Party, the other Party may terminate this Agreement by giving sixty (60) days prior written notice of its intent to terminate and such notice shall be effective on the date specified therein for such termination unless the breaching Party shall correct such breach within the notice period.

(c)

IISL shall have the right in its sole discretion, to cease compilation and publication of any one or more or all of the Indices which are also the subject matter of this Agreement or otherwise. In such an event, IISL shall have the right, in its sole discretion, to terminate the Agreement if IISL does not offer replacement or substitute Index/Indices.  In such an event, IISL shall give licensee atleast six months written notice prior to such discontinuance, which notice shall specify whether replacement or substitute Index/Indices will be made available and the terms and conditions thereof. Licensee shall have the option hereunder within sixty (60) days after receiving such written notice from IISL to notify IISL in writing of its intent to use the replacement or substitute Index/Indices if made available. This Agreement shall be terminated as of the date specified in the IISL notice and the License Fees shall be computed and paid as provided in Sub-clause 4(h).

(d)

Licensee may terminate this Agreement upon ninety (90) days (or upon such lesser period of time if required, pursuant to a court order) prior written notice to IISL if (i) Licensee is informed of the final adoption of any legislation or regulation or the issuance of any interpretation that in Licensee’s reasonable judgment materially impairs Licensee’s ability to market and/or promote the Product(s); (ii) any material litigation or regulatory proceeding regarding the Product(s) is threatened or commenced; or (iii) Licensee elects to terminate the public offering or other distribution of the Product(s), as may be applicable. In such an event, the License Fees, in excess of the Minimum License Fees, if any, shall be computed and paid as provided in Sub-clause 4(h).

(e)

IISL may terminate this Agreement upon ninety (90) days (or upon such lesser period of time if required, pursuant to a court order) prior written notice to Licensee if  (i) IISL is informed of the final adoption of any legislation or regulation or the issuance of any interpretation that in IISL’s reasonable judgment materially impairs IISL’s ability to license and provide the Indices under this Agreement or (ii) any litigation or proceeding is threatened or commenced and IISL reasonably believes that such litigation or proceeding would have a material and adverse effect upon the Indices or upon the ability of IISL to perform under this Agreement. In such an event, the License Fees, in excess of the Minimum License Fees, if any, shall be computed and paid as provided in sub-clause 4(h).

(f)

Either Party may terminate this Agreement without assigning any reason by giving 90 days prior notice to the other. This Agreement shall be terminated as of the date specified in the   notice and the License Fees, in excess of the Minimum License Fees, if any, shall be computed and paid as provided in Sub-clause 4(h).

(g)

IISL may terminate this Agreement if a non-appealable order is passed against the Licensee by any governmental or other regulatory authority for breach of any law or any of the material rules of that authority applicable from time to time to the Licensee. This Agreement shall be terminated as of the date specified in the IISL notice and the License Fees, in excess of the Minimum License Fees, if any, shall be computed and paid as provided in Sub-clause 4(h).

(h)

In the event of termination of this Agreement as provided in Sub-clauses 4 (a), (b), (c), (d), (e) (f)  or (g), the License Fees, in excess of the Minimum License Fees, if any, shall be computed and paid within 7 days of such termination, in terms of the provisions contained in Schedule IV of this Agreement.

(i)

Notwithstanding anything stated in sub-clauses (a) to (h) above, upon termination of this Agreement, any Product(s) outstanding (other than Product(s) with an open ended duration) on such date may, following such date, continue to be outstanding, be transferred and liquidated, terminate, expire and mature in accordance with their respective terms, and the Indices and IISL Marks may continue to be used in connection with such Product (s) as provided in Clause 1.(a) of this Agreement.Notwithstanding the foregoing, the provisions of this Sub-clause 4 (i) relating to the usage of the Indices and IISL Marks mentioned hereinabove shall be subject to the limitations imposed by Sub-clause (f) of Clause 8 of this Agreement. Upon such termination Licensee shall cease all other use of Indices and IISL Marks IISL shall continue to provide the Licensee with all amendments and updates in relation the Indices and IISL Marks, and the Licensee shall pay IISL the full License Fees as mentioned in Schedule IV until the rights under all such Product(s) have lapsed.

(j)

Upon termination or expiration of this Agreement for whatever reason, the Licensee shall, subject to Sub-clause 4(i) immediately refrain from engaging in any act which would lead a person to think that the Licensee is associated or connected with IISL in any manner and shall execute such documents or do such things as IISL deems necessary to ensure this is the case.

(k)

Without prejudice to the generality of the other provisions of this Clause 4, in the event that (i) this Agreement expires or is terminated for whatever reason or (ii) any Product(s) is terminated, expired or dissolved, the Licensee shall immediately cease to have any right to use any of the Indices, any of the IISL Marks in connections with (in case of (i) above) any Product(s) with an open ended duration and (in case of (ii) above) the Product(s) described in (ii), in each case whether or not the relevant Product(s) is already launched or issued at the relevant time. The Licensee shall not allow, assist or procure any third Party to use the relevant Indices and IISL Marks in those cases unless otherwise agreed by IISL.

(l)

If the Product(s) is not issued /launched /offered within six months of the Effective date(i.e. from the date of execution of  this Agreement), the license granted under this Agreement shall lapse and this Agreement shall be automatically terminated unless otherwise agreed by IISL.

5.

Obligations of IISL

(a)

IISL undertakes to act honestly, prudently, diligently and in good faith in the computation of the Indices according to the respective formula and the collection and use of information therefore.

(b)

IISL shall promptly correct any errors made in its computation of the Indices which comes to its knowledge or are brought to its attention by the Licensee.

(c)

IISL shall not and is in no way obliged to engage in any marketing or promotional activities in connection with the Product(s) or in making any representation or statement to investors or prospective investors in connection with the promotion of the Product(s) by the Licensee.

(d)

IISL does not warrant or represent or shall at any time be taken or considered or held out as warranting or representing, that any of the Indices has been accurately computed according to the relevant formula and its constituents or that any information is accurate.

6.

Informational Material Review

(a)

Licensee shall use its best efforts to protect the goodwill and reputation of IISL in connection with its use of the Indices under this Agreement.

(b)

The Licensee agrees that if any informational materials pertaining to and to be used in connection with the Indices mentioned in Schedule I or the Product(s) specified in Schedule II, contain any disclaimer clause/s that have been modified and/or are materially different from the language provided in sub-clause (s) of Clause 8 of this Agreement, the Licensee shall promptly submit all such information materials to IISL for approval.

(c)

IISL’s approval shall be required for the Information Materials mentioned in Sub -clause 6(b) above, with regard to the use of any Disclaimer Clause/s that have been modified and/or are materially different from the language provided in sub-clause (c) of Clause 8 of this Agreement, which IISL shall not unreasonably withhold.

Specifically, IISL shall notify the Licensee, of its approval or disapproval of such Informational Materials within ten (10) days (excluding Saturdays, Sundays and Holidays as notified under the Negotiable Instruments Act) following receipt thereof from the Licensee, failing which IISL shall be deemed to have approved such Informational Materials.

7.

 Proprietary Rights

(a)

Licensee acknowledges that the Indices are selected, coordinated, arranged and prepared by IISL through the application of methods and standards of judgment used and developed through the expenditure of considerable work, time and money by IISL. Licensee also acknowledges that the Indices are the exclusive property of IISL, that IISL has and retains all proprietary rights therein (including, but not limited to trademarks and copyrights) and that the Indices, their compilation, composition and changes therein are in the control and discretion of IISL.

(b)

Each Party shall treat as confidential and shall not disclose or transmit to any third Party any documentation or other written material that are marked as confidential and/or proprietary by the providing Party (“Confidential Information”). Confidential Information shall not include (i) any information that is in the public domain, or (ii) any information that is available to the receiving Party hereunder from sources other than the providing Party (provided that such source is not in breach of a confidentiality agreement with regard to such information) or (iii) any information that is independently developed by the receiving Party without use of or reference to information from the providing Party. Notwithstanding the foregoing, either Party may reveal Confidential Information to any regulatory agency or court of competent jurisdiction if such information to be disclosed is (a) approved in writing by the other Party for disclosure or (b) required by law, regulatory agency or court order to be disclosed by a Party, provided if permitted by law or if reasonably practical, that prior written notice of such required disclosure is given to the other Party and provided further that the providing Party shall cooperate with the other Party to limit the extent of such disclosure. The provisions of this Sub-clause 7(b) shall survive any termination of this Agreement for a period of five years from disclosure by either Party to the other of the last item of such Confidential Information.

8.

Warranties and Disclaimers

(a)

IISL represents and warrants that it has the absolute, clear, marketable and unencumbered right and authority to grant the rights and license granted to Licensee herein subject to the terms and conditions of this Agreement.

(b)

Licensee warrants that it shall not permit:-

i.

any affiliated Party including the Licensee itself or

ii.

any other third Party

to design any product(s) based upon the Product(s) mentioned in Schedule II of this Agreement, Indices or IISL Marks and in the event any such Party as aforesaid designs or has designed such product(s) for offering it to the investors to the knowledge of the Licensee, the Licensee shall use its best efforts to intimate the same to IISL as soon as reasonably practicable and shall co-operate with IISL by way of providing relevant information in the purposes of restraining such third Party from the usage of such product(s).

Notwithstanding anything herein contained, if any such affiliated Parties including the Licensee design any product(s) based upon the Product(s) mentioned in Schedule II of this Agreement and such products are using the Indices or the IISL Marks, then the Licensee warrants that it shall be responsible to take necessary steps for and on the behalf of such affiliates to obtain IISL’s authorization immediately by the way of a License for the Indices described in Schedule I by executing a Licensing Agreement with IISL and by paying the Licensing Fees as may be applicable at the time of its execution provided however that, any of the aforesaid warranties given by the Licensee in this Clause 8 (b) shall not preclude IISL from taking an appropriate legal action against the Licensee / affiliated Parties of the Licensee for designing any product(s) based upon the Indices or IISL Marks without an appropriate license from IISL.

(c)

Licensee agrees expressly to bind itself by and furthermore to include all of the following disclaimers clauses set forth below in any Informational Materials pertaining to and to be used in connection with the Indices mentioned in Schedule I or the Product(s) specified in Schedule II, including, without limitation and as applicable, any prospectus, registrations statement, advertisement, brochure, marketing document or other promotional material (collectively the “Informational Materials”) and furnish a copy thereof to IISL:

(i)

“The Product(s) are not sponsored, endorsed, sold or promoted by India Index     Services & Products Limited ("IISL"). IISL does not make any representation or warranty, express or implied, to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly or the ability of the CNX Midcap Index to track general stock market performance in India. The relationship of IISL to the Licensee is only in respect of the licensing of certain trademarks and trade names of its Index which is determined, composed and calculated by IISL without regard to the Licensee or the Product(s). IISL does not have any obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the CNX Midcap Index. IISL is not responsible for or has participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. IISL has no obligation or liability in connection with the administration, marketing or trading of the Product(s)”.

(ii)

   IISL do not guarantee the accuracy and/or the completeness of the CNX Midcap Index or any data included therein and they shall have no liability for any errors, omissions, or interruptions therein. IISL does not make any warranty, express or implied, as to results to be obtained by the Licensee, owners of the product(s), or any other person or entity from the use of the CNX Midcap Index or any data included therein. IISL makes no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the Index or any data included therein. Without limiting any of the foregoing, IISL expressly disclaim any and all liability for any damages or losses arising out of or related to the Products, including any and all direct, special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages”.

Wherever the informational material referred to in above clause is in a language other than English, the disclaimer included in such informational material shall be true and complete translation of the disclaimers in English mentioned above.

(d)

The Licensee undertakes to include the statement mentioned below in any informational materials pertaining to and to be used in connection with the Indices mentioned in Schedule I or the Product(s) specified in Schedule II:-

“an investor, by subscribing or purchasing an interest in the Product(s), will be regarded as having acknowledged, understood and accepted the disclaimer referred to in Clauses above and will be bound by it. “

(e)

Each Party represents and warrants to the other that it has the authority and necessary consents, approvals and licenses to enter into and performthis Agreement according to its terms and that its performance does not violate its constitutional documents or any laws, regulations or agreements applicable to it.

(f)

Licensee represents and warrants to IISL that the Product(s) shall at all times    comply with the description in Schedule II.

(g)

Licensee represents and warrants to IISL that it has obtained all necessary

approvals, consents and authorizations regarding the Product(s) and that it shall not   violate any applicable law, including but not limited to banking, commodities and   securities laws.

(h)

IISL represents and warrants to the Licensee that it has obtained all necessary approvals, consents, registrations and authorizations regarding the Indices and IISL Marks and that it shall not violate any applicable law, including but not limited to banking, commodities and securities laws.

(i)

Neither Party shall have any liability for lost profits or indirect, punitive, special or   consequential damages arising out of this Agreement, even if notified of the   possibility of such damages. Without diminishing the disclaimers and limitations   set forth in sub-clauses  (c) to (h) of Clause 8, in no event shall the cumulative   liability of IISL to Licensee exceed the average License Fees actually paid to   IISL hereunder

(j)

The provisions of this Clause 8 shall survive any termination of this

Agreement.

9.

Indemnification

(a)

The Licensee acknowledges and agrees that it shall indemnify and hold harmless IISL, each of their respective affiliates and all of their respective officers, directors, employees and agents (each an “Indemnified Party”) against any and all judgments, damages, costs or losses of any kind (including attorneys' and experts' fees) brought against or incurred by such Indemnified Party as a result of any claim, action, or proceeding that arises out of or relates to breach of this Agreement by the Licensee. provided, however, that (a) IISL notifies the Licensee promptly of any such claim, action or proceeding; (b) IISL grants the Licensee control of its defense and/or settlement; and (c) IISL cooperates with the Licensee in the defense thereof.  The Licensee shall periodically reimburse the Indemnified Party for its reasonable expenses incurred under this Clause 9(a). The Indemnified Parties shall have the right, at their own expense, to participate in the defense of any claim, action or proceeding against which it is indemnified hereunder; provided, however, it shall have no right to control the defense, consent to judgment, or agree to settle any such claim, action or proceedingwithout the prior written consent of the Licensee without waiving the indemnity hereunder. The Licensee, in the defense of any such claim, action or proceeding, except with the written consent of IISL, shall not consent to entry of any judgment or enter into any settlement which either (a) does not include, as an unconditional term, the grant by the claimant to the Indemnified Party of a release of all liabilities in respect of such claims or (b) otherwise adversely affects the rights of the Indemnified Party. This provision shall survive the termination or expiration of this Agreement.

(b)

IISL shall indemnify and hold harmless Licensee, its affiliates and their officers, directors, employees and agents ("Licensee Indemnified Parties") against any and all judgments, damages, costs or losses of any kind (including reasonable attorneys’ and experts’ fees) as a result of any claim, action, or proceeding that arises out of or relates to any breach by IISL of its representations, warranties or obligations under this Agreement; provided, however, that (a) Licensee notifies IISL promptly of any such claim, action or proceeding; (b) Licensee grants IISL control of its defense and/or settlement; and (c) Licensee cooperates with IISL in the defense thereof.  IISL shall periodically reimburse Licensee for its reasonable expenses incurred under this Sub- clause 9 (b). The Licensee Indemnified Parties shall have the right, at their own expense, to participate in the defence of any claim, action or proceeding against which they are indemnified hereunder; provided, however, it shall have no right to control the defence, consent to judgement, or agree to settle any such claim, action or proceeding without the prior written consent of IISL without waiving the indemnity hereunder. IISL, in the defence of any such claim, action or proceeding, except with the written consent of the Licensee Indemnified Parties, shall not consent to entry of any judgement or enter into any settlement which either a) does not include, as an unconditional term, the grant by the claimant to the Licensee Indemnified Parties of a release of all liabilities in respect of such claims or b) otherwise adversely affects the rights of the Licensee Indemnified Parties. This provision shall survive the termination or expiration of this Agreement.

10.

Force Majeure

Notwithstanding anything herein contained neither IISL nor Licensee shall bear responsibility or liability for any losses arising out of any delay in or interruptions of their performance of their respective obligations under this Agreement due to any act of God, act of governmental authority, act of the public enemy or due to war, the outbreak or escalation of hostilities, riot, fire, flood, civil commotion, insurrection, labour difficulty (including, without limitation, any strike, or other work stoppage or slow down), severe or adverse weather conditions, communications line failure, or other similar cause beyond the reasonable control of the Party so affected. Provided, however, that the Party so affected informs the other Party in writing as soon as possible, detailing the circumstances under which it is unable to fulfill its obligations under this Agreement and also stating as to when it would be able to recommence its performance under the Agreement.

11.

Assignment

This Agreement shall not be assigned or transferred by the Licensee without the prior written consent of IISL and any attempt to so assign or transfer this Agreement without such consent shall be null and void and constitute a material default hereunder. IISL may assign or transferred to any person any of its rights or obligations mentioned under this Agreement upon prior intimation to the Licensee.

12.

Governing language

The Agreement shall be written in the English Language. All the literature, correspondence and other documentation pertaining to the Agreement and brought-in by the Parties shall be similarly written in the English language, or in another language accompanied by certified English translation.

13.

Other matters

(a)

This Agreement constitutes the entire agreement of the Parties hereto with respect to its subject matter and may be amended or modified only by a written instrument, signed by duly authorized officers of both the Parties. This Agreement supersedes all previous agreements between the Parties with respect to the subject matter of this Agreement. There are no oral or written collateral representations, agreements, or understandings except as provided herein.

(b)

No breach, default, or threatened breach of this Agreement by either Party shall relieve the other Party of its obligations or liabilities under this Agreement with respect to the protection of the property or proprietary nature of any property, which is the subject of this Agreement.

(c)

Each Party agrees that in connection with any legal action or proceeding arising with respect to this Agreement, the Parties will bring such action or proceeding only and exclusively in the Civil Courts in Mumbai.

(d)

All disputes, difference or questions arising out this Agreement including the interpretation of the terms herein or in regard to the obligations, failure or breach of any terms thereof by any of the Parties and/of compensation/damages payable under the Agreement or of any matter whatsoever arising under the Agreement which have not been settled amicably within 30 business days from the commencement of informal negotiation shall be referred under the provisions of the Arbitration and Conciliation Act, 1996, to arbitration, with three arbitrators, one to be appointed by each of the Parties and these two arbitrators appointing the third arbitrator as the presiding arbitrator. The decision or award so given by the arbitrators or the Umpire as the case may be shall be final and binding on the Parties hereto. The seat of Arbitration shall be at Mumbai. This Sub-clause shall survive the termination of this Agreement.

(e)

The Agreement is written in the English language. All the literature, correspondence and other documentation pertaining to the Agreement and brought-in by the Parties, including the dispute and/or arbitration shall be similarly written in the English language.

(f)

All notices and other communications under this Agreement shall be i) in writing, ii) delivered by hand or by Registered mail due or by facsimile transmission to the address and number set forth below or such address or facsimile number as either Party shall specify by a written notice to the other and iii) deemed given upon receipt.

Notice to IISL:

India Index Services & Products Ltd.

Exchange Plaza, Bandra Kurla Complex

Bandra (East)

Mumbai 400 051(INDIA)

Fax: 26598120

Notice to Licensee:

DMS Advisors, Inc.

2619 Leiscz”s Bridge Road

Leesport, PA, USA, 19533

(g)

This Agreement shall be interpreted, construed and enforced in accordance with the laws of the Republic of India.

IN WITNESS WHEREOF the Parties hereto have hereunto put their respective hands confirming the execution of this Agreement the day, month and year first hereinabove written.

SIGNED AND DELIVERED by the withinnamed

INDIA INDEX SERVICES & PRODUCTS LIMITED (IISL)

____________________

by the hand of

                        Sammit Joshi

its

                        Chief Manager

In the presence of:

Witness:

Signature:

__________________

Name:

__________________

Address:

India Index Services & Products Ltd.

Exchange Plaza

Bandra Kurla Complex

Bandra (East)

Mumbai 400 051

SIGNED AND DELIVERED by the withinnamed

DMS ADVISORS, INC.

By the hand of                                      _______________________

its

In the presence of:

Witness:

Signature:

__________________

Name:

_________________

Address:

__________________

SCHEDULE I

INDICES

CNX Midcap Index

SCHEDULE II

Description of Product(s)

A United States registered mutual fund which seeks to replicate the CNX Index

SCHEDULE III

List of countries where the Product(s) will be issued/offered / launched

1. United States of America

2.

SCHEDULE IV

FEES

The License Fee per annum (“License Fee”) shall be 5(Five) basis points of total value of the Product(s) or such tranches of the Product(s) specified in Schedule II issued by the Licensee, subject to a minimum of USD 15,000/- (US Dollar Fifteen Thousand only) per annum (“Minimum Annual License Fee”). The Minimum Annual License Fee shall be payable within 15 days from the date of the execution of the Agreement or the launch of the Product(s) whichever is earlier. This would be on a proportionate basis (based on March year end).

For every succeeding financial year(s) beginning April 1 during the Term of this Agreement or any extension thereof, the Minimum Annual License Fee shall be paid by the Licensee to IISL within 15 business days of the date of the invoice issued by IISL for each such financial year.

The Licensee acknowledges that it will inform IISL about the aggregate value of its Product(s) issued as described in Schedule II within 7 days after the close of each calendar quarter.

The Licensee agrees to inform IISL, in writing, the date(s) of every launch / tranche of the Product(s).

With respect to the issue of the Product(s) or every tranche of such Product(s) specified in Schedule II till the end of the current financial year ending March 31 amounts in excess of the Minimum Annual License Fee, if any, shall be paid to IISL within 30 business days after receipt by the Licensee of the invoice issued by IISL after the close of such aforesaid financial year.

With respect to issue of the Product(s) or every tranche of such Product(s) as specified in Schedule II during every financial year beginning April 1 during the Term of this Agreement or any extension thereof, amounts in excess of the Minimum Annual License Fee shall be paid to IISL within 30 business days after receipt by the Licensee of the invoice issued by IISL after the close of each such financial years commencing on April 1 for every financial year. Each of such above invoices shall be accompanied by a statement setting forth the basis for calculation of such amount in excess of Minimum Annual License Fee.

The Product(s) or every tranches of such Product(s) issued by the Licensee in any periodic intervals during the Term shall be governed by the exhaustive terms and conditions of this existing Agreement.

The Minimum Annual License Fee payable by the Licensee shall be subject to review at the end of each financial year.